Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-205195) and S-3 (No. 333-215178) of Horizon Global Corporation of our report dated December 21, 2016 relating to the financial statements of WESTFALIA-Automotive Holding GmbH, Rheda-Wiedenbrück/Germany, which appears in this Current Report on Form 8‑K/A of Horizon Global Corporation.
Osnabrück, Germany
December 21, 2016

PricewaterhouseCoopers
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

/s/ Thomas Dräger	/s/ ppa. Christoph Hölscher
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)